EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-201791 and 333-125099 on Form S-8 of our report dated as of June 29, 2020, appearing in this Annual Report on Form 11-K of the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan for the year ended December 31, 2019.

/s/ Hancock Askew & Co., LLP

Peachtree Corners, Georgia

June 29, 2020